Exhibit 99.4

                          NOTICE OF GUARANTEED DELIVERY

                                       for

                                Offer to Exchange

                          7.20% Exchange Notes due 2004
                for Any and All Outstanding 7.20% Notes due 2004
                                       and
                         7.375% Exchange Notes due 2007
                for Any and All Outstanding 7.375% Notes due 2007

                                       of

                         CARRAMERICA REALTY CORPORATION

         Registered holders of outstanding 7.20% Notes due 2004 and 8.375% Notes due 2007 (collectively, the "Old Notes") who wish to tender their Old Notes in exchange for a like principal amount of 7.20% Exchange Notes due 2004 and 8.375% Exchange Notes due 2007 (collectively, the "New Notes") and, in each case, whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Bankers Trust Company (the "Exchange Agent") before the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or by mail to the Exchange Agent. See "The Exchange Offer--Guaranteed Delivery Procedures" in the Prospectus.

                  The Exchange Agent for the Exchange Offer is:

                              BANKERS TRUST COMPANY

                 By Mail:                           By Hand:                    By Overnight Courier:
      BT Services Tennessee, Inc.             Bankers Trust Company         BT Services Tennessee, Inc.
            P.O. Box 292737              Corporate Trust & Agency Group    Corporate Trust & Agency Group
    Nashville, Tennessee 37229-2737         Receipt & Delivery Window           Reorganization Group
     (registered or certified mail       123 Washington Street, 1st Floor      648 Grassmere Park Road
             recommended)                   New York, New York 10006         Nashville, Tennessee 37211

                 Facsimile Transmission:                         Confirm by Telephone:
                      (615) 835-3701                                (615) 835-3572

         Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.


                    THE FOLLOWING GUARANTEE MUST BE COMPLETED

                              GUARANTEE OF DELIVERY

                    (Not to be used for signature guarantee)

The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Old Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:_______________________________

Address:____________________________________

____________________________________________
                                 (Zip Code)

Name of Individual:_________________________
Title:______________________________________
Telephone Number:___________________________

Date:_______________________________


             NOTE: DO NOT SEND NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.